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                                                                    EXHIBIT 23.1


                                 METRICOM, INC.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-47688, 33-63076, 33-63088, 33-91746, 33-95070, 333-09001, 333-09005 and 333-18319, and on Form S-3, File
Nos. 33-78286 and 333-15169.



ARTHUR ANDERSEN LLP
San Jose, California


March 23, 1998